UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 15, 2005

First National Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-30523	58-2466370

(Commission File Number)	(IRS Employer Identification No.)

215 N. Pine Street, Spartanburg, South Carolina	29302

(Address of principal executive offices)	(Zip Code)

(864) 948-9001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Organizer Warrant Agreement

          On August 15, 2005, the warrant agreements originally executed on February 10, 2000, by organizers of First National Bancshares, Inc., the holding company for First National Bank of the South, were amended to extend the exercise period of the warrants upon the death or disability of the warrant holder from 120 days to one year.

          The foregoing description of the amendment is qualified in its entirety by reference to the complete text of the form of Amendment to Stock Warrant Agreement, which is set forth below as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment to Stock Incentive Plan

          On August 15, 2005, the board of directors of First National Bancshares, Inc. approved an amendment to the 2000 Stock Incentive Plan to eliminate the provision which provided that the number of shares of common stock issuable under the plan would at all times equal 15% of the then outstanding shares of stock of the company.

          The foregoing description of the amendment is qualified in its entirety by reference to the complete text of Amendment No. 1 to the 2000 Stock Incentive Plan, which is set forth below as Exhibit 10.2 hereto and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

          (c)         Exhibits.

          The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Form of Amendment to Stock Warrant Agreement

10.2	Amendment No. 1 to the 2000 Stock Incentive Plan

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By:	/s/ Jerry L. Calvert

Name:	Jerry L. Calvert
Title:	President and Chief Executive Officer

Dated:  August 19, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amendment to Stock Warrant Agreement

10.2	Amendment No. 1 to the 2000 Stock Incentive Plan